UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐

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☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
ARCH CAPITAL GROUP LTD.
(Name of Registrant as Specified In Its Charter)
Not Applicable
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Arch Capital Group Ltd.
Waterloo House, Ground Floor
100 Pitts Bay Road
Pembroke HM 08, Bermuda
T: (441) 278-9250
www.archcapgroup.com

ADDITIONAL INFORMATION REGARDING THE
2020 ANNUAL MEETING OF SHAREHOLDERS

The following Notice of Change of Location, Date and Time relates to the proxy statement (the “Proxy Statement”) of Arch Capital Group Ltd. (the “Company”), dated March 27, 2020, furnished to shareholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board”) for use at the Company’s 2020 Annual Meeting of Shareholders (the “Annual Meeting”). This Supplement is being filed with the Securities and Exchange Commission and is being made available to shareholders on or about April 27, 2020.

THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

NOTICE OF CHANGE OF LOCATION, DATE AND TIME
OF 2020 ANNUAL MEETING OF SHAREHOLDERS

April 27, 2020

To the Shareholders of Arch Capital Group Ltd.:

Due to the public health impact of the COVID-19 pandemic and to support the health and well-being of its shareholders, employees and directors, as well as their families and communities, Arch Capital Group Ltd. (the “Company”) will move from the originally planned in-person 2020 Annual Meeting of Shareholders (“Annual Meeting”) at the Company’s principal executive office, to a virtual meeting via a live webcast.
The Annual Meeting will now be held on Friday, May 8, 2020 at 12:00 p.m. Eastern Daylight Time, instead of on May 7, 2020 at 8:45 a.m. Atlantic Daylight Time as originally announced. Individuals will not be able to attend the Annual Meeting in person. Shareholders as of the close of business on March 9, 2020, the record date for the Annual Meeting, with a control number will have the opportunity to participate in the vote during the virtual meeting. However, shareholders are encouraged to vote in advance of the Annual Meeting either through the internet, by telephone, on their mobile device or, if paper copies of proxy materials were requested, by returning the completed proxy card. Due to the change in format, only the formal business of the Annual Meeting will be conducted. Any questions for the Annual Meeting must be submitted in advance at shareholderinfo@archcapgroup.com by 11:59 p.m. Eastern Daylight Time on May 5, 2020.
The Annual Meeting can be accessed directly at https://www.virtualshareholdermeeting.com/ACGL2020. To log in to the Annual Meeting as a shareholder, a control number will be required. For registered shareholders, the control number can be found on your proxy card, voting instruction form or notice shareholders previously received. None of the proxy card, voting instruction form or notice shareholders previously received will be updated to reflect the change in location, date and time of the Annual Meeting, and may continue to be used.
An archive of the Annual Meeting will be available on https://www.virtualshareholdermeeting.com/.
For further information regarding the matters to be acted upon at the Annual Meeting, we urge you to carefully read the Proxy Statement. The Company makes proxy materials available to our shareholders on the internet. You can access proxy materials at the Company’s website, www.archcapgroup.com or at www.proxyvote.com. You also may authorize your proxy via the internet, by telephone or on your mobile device by following the instructions. In order to authorize your proxy via the internet, by telephone or on your mobile device, you must have the control number that appears on the materials sent to you.

By Order of the Board of Directors,

/s/ Dominic Smith
Dominic Smith
Secretary